Exhibit 10.1

                                    RPC, INC.
               PERFORMANCE-BASED INCENTIVE CASH COMPENSATION PLAN

1. The Plan. The purpose of this Performance-Based Incentive Cash Compensation Plan (the "Plan") is to provide "selected executives" of RPC, Inc. or an affiliate thereof (the "Company") with cash awards (the "Awards") based upon pre-established, objective performance goals, thereby promoting alignment of the participating employees' interests with the interests of the Company and its shareholders, and focusing that employees' efforts toward enhancing the efficiency, profitability, growth and value of the Company.

2. Plan Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the "Committee"). The Committee shall have full authority to interpret and administer the Plan and establish rules and regulations for the administration of the Plan. Any actions of the Committee may be taken by a written instrument signed by all of the members of the Committee and such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. The decisions and determinations of the Committee in all matters regarding the Plan shall be in its sole discretion. Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final, binding and conclusive. No member of the Committee shall be liable to any participant for any action, determination or decision made in good faith with respect to the Plan or any Award paid under it. Notwithstanding the foregoing, the Committee may delegate the administration of the Plan to one or more of its designees, but only with respect to matters regarding participants who are not in the executive management class. All matters regarding the participants in the executive management class shall be the sole responsibility of the Committee.

3. Eligibility. The participants in the Plan (collectively, the "Participants" or individually, a "Participant") shall be those executive officers of the Company who are designated each year as Participants by the Committee. Such designation shall be made during the first 90 days of each calendar year. Participation in the Plan in any one calendar year does not guarantee that an executive will be selected to participate in the Plan in any following calendar year.

4. Size of Awards. Each calendar year, the Committee shall establish a target award for each Participant in the Plan, which shall be expressed as a percentage of his "Base Compensation" (the "Target Award"). For this purpose, "Base Compensation" means the base compensation in effect on the last day of the final pay period of the current Plan year. If and to the extent the performance goals established for the Participant by the Committee pursuant to Section 5 are met, the Participant's Award shall be determined in part based upon a range from the amount of his "Threshold Award" to the amount of his "Superior Award as set forth in Section 6. The Committee will determine the maximum cash award as a percentage of participants' base compensation for each applicable year but in no event will a cash award amount exceed 200 percent of participants' base compensation, or $2,000,000, whichever is less. The Target Award of each Participant or class of Participants (e.g., executive management) shall be established in writing by the Committee within the first 90 days of each calendar year.
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5.    Establishment of Performance Goals. Within the first 90 days of each calendar year and at a time when the outcome is substantially uncertain, the Committee shall establish performance goals for each Participant. The performance goals established for each Participant or class of Participants (e.g., executive management) shall be in writing. The following rules shall apply in establishing performance goals:

      a. Types of performance. The performance goals established by the Committee shall be based on one or more performance measures that apply to the Participant alone ("Individual Performance"), the Participant's business unit/function performance ("Business Unit/Function Performance"), the Company as a whole ("Corporate Performance"), or any combination of one or more of Individual Performance, Business Unit/Function Performance or Corporate Performance. If a Participant's performance goals are based on a combination of Individual Performance, Business Unit/Function Performance or Corporate Performance, the Committee shall weight the importance of each type of performance that applies to such Participant by assigning a percentage to it (the "Weighted Percentage"). In no event shall the aggregate Weighted Percentages exceed 100 percent.

      b. Performance measures. The Committee shall establish the performance measures that apply to Corporate Performance, Business Unit/Function Performance and Individual Performance.

            i. Corporate Performance. The performance measures for Corporate Performance shall be established based on such measures as stock price, market share, revenues, earnings per share, return on equity, return on average assets, return on invested capital, expense management, or other objective criteria.

            ii. Business Unit/Function Performance. The performance measures for Business Unit/Function Performance shall be established separately for each Participant whose performance goals are based in whole or in part on Business Unit/Function Performance. Such performance measures shall be based on such business criteria as achievement of financial or non-financial goals, safety record, training goals, or other objective criteria.

            iii. Individual Performance. The performance measures for Individual Performance shall be established separately for each Participant whose performance goals are based in whole or in part on Individual Performance. Such performance measures shall be based on such business criteria as process improvement, expense management, achievement of particular management objectives, or other objective criteria.

            If more than one business criteria is used as a performance measure for a type of performance (e.g., Corporate Performance), the Committee shall weight the importance of each business criteria by assigning a percentage to it. In no event shall the aggregate percentages exceed 100 percent.

6. Levels of performance. The Committee shall establish a threshold, target and superior level of performance with respect to each measure of performance. A "Performance Value" shall be assigned to each such level of performance as follows:

              Level of Performance                Performance Value
              --------------------                -----------------
                 Threshold                                25%
                 Target                                  100%
                 Superior                                200%


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      Interpolation shall be used to determine the Performance Value associated with performance between the threshold, target and superior performance levels. Performance below the threshold level shall have a 0 value and performance above the superior level shall have a value equal to 200%.

7. Determination and Payment of Cash Award Amounts. The determination of the Award (if any) payable to a Participant shall be made as soon as practicable after the end of each calendar year by the Committee. The Cash Award Amount shall be determined in accordance with the following formula:

      [(AxBxC) + (AxDxE) + (AxFxG)] x Base Compensation = Cash Award Amount

      where:

      (A)   is the Participant's Target Award;

      (B) is the Participant's Weighted Percentage (if any) for Individual Performance;

      (C) is the Performance Value assigned to the level of performance attained by the Participant for Individual Performance;

      (D) is the Participant's Weighted Percentage (if any) for Business Unit/Function Performance;

      (E) is the Performance Value assigned to the level of performance attained by the Participant for Business Unit/Function Performance;

      (F) is the Participant's Weighted Percentage (if any) for Corporate Performance; and

      (G) is the Performance Value assigned to the level of performance attained by the Participant for Corporate Performance.

      The Award, if any, earned by a Participant with respect to a calendar year shall be paid to him in cash as soon as practicable following the determination of the Award and the Committee's written certification that the Participant achieved his performance goals. The Committee shall not have any discretion to increase the amount of an Award otherwise earned and payable pursuant to the terms of the Plan to a Participant. The Committee shall have the discretion to reduce or eliminate the amount of an Award otherwise earned and payable pursuant to the terms of the Plan to any Participant. No Award shall be paid under the Plan to a Participant with respect to any particular performance measure if his performance under the measure is below the threshold level of performance established by the Committee for that measure. However, see 13.j. where Committee has discretion to pay amounts outside of the Plan for outstanding performance.

8. Termination For Reasons Other Than Death, Disability or Retirement. If a Participant's employment as an executive officer with the Company is terminated for any reason other than death, disability or retirement during a calendar year or thereafter prior to payment of an Award, he shall forfeit his right to receive any Award under this Plan, except that the Committee may elect, in its sole and absolute discretion, to pay an Award to such Participant based on his performance and Base Compensation for that portion of the calendar year during which he was employed as an executive officer of the Company.


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9.    Termination Due to Death, Disability or Retirement. If a Participant's
      employment with the Company as an executive officer of the Company is terminated during a calendar year or thereafter prior to payment of an Award by reason of death, disability or retirement, and the Participant has been actively employed by the Company as an executive officer of the Company for a minimum of 6 calendar months during such calendar year, he shall be eligible for an Award based on his performance and Base Compensation for that portion of the calendar year in which he was employed. The determination and payment of such Award shall be made by the Committee at the end of such calendar year in the manner described in
      Section 7. If a Participant's employment as an executive officer of the Company shall terminate during the calendar year for any reason with less than 6 calendar months of such employment, he shall forfeit his right to receive any Award under this Plan, except that the Committee may elect, in its sole and absolute discretion, to pay an Award to such Participant based on his performance and Base Compensation for that portion of the calendar year during which he was employed.

10. No Implied Contract. Nothing contained in this Plan shall be construed as conferring upon any Participant the right or imposing upon him the obligation to continue in the employment of the Company, nor shall it be construed as imposing upon the Company the obligation to continue to employ the Participant.

11. Amendments. The Board of Directors of the Company or the Committee may amend or terminate the Plan in whole or in part at any time; provided, that no such action shall adversely affect any Award earned and payable under the Plan as of the date of such amendment or termination.

12. Effective Date. The Plan shall become effective on March 31, 2006, subject to the approval by a majority vote of the stockholders of the Company voting on the proposal at the annual meeting of stockholders for 2006.

13.   Miscellaneous.

      a. Taxes and other deductions. Any tax required to be withheld by any government authority shall be deducted from each Award. Other deductions such as 401(k) may also be deducted.

      b. Non-assignability. Awards under the Plan shall not be subject to anticipation, alienation, pledge, transfer or assignment by any person entitled thereto, except by designation of a beneficiary or by will or the laws of descent and distribution.

      c. No trust. The obligation of the Company to make payments hereunder shall constitute a liability of the Company to the Participants. Such payments shall be made from the general funds of the Company, and the Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Participants nor their beneficiaries shall have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Participants or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.


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      d.    Facility of payments. If a Participant or any other person entitled to receive an Award under this Plan (the "recipient") shall, at the time payment of any such amount is due, be incapacitated so that such recipient cannot legally receive or acknowledge receipt of the payment, then the Committee, in its sole and absolute discretion, may but shall not be required to direct that the payment be made to the legal guardian, attorney-in-fact or person with whom such recipient is residing, and such payment shall be in full satisfaction of the Company's obligation under the Plan with respect to such amount.

      e. Beneficiary designation. Each Participant may designate a beneficiary hereunder. Such designation shall be in writing, shall be made in the form and manner prescribed by the Committee, and shall be effective only if filed with the Committee prior to the Participant's death. A Participant may, at any time prior to his death, and without the consent of his beneficiary, change his designation of beneficiary by filing a written notice of such change with the Committee in the form and manner prescribed by the Committee. In the absence of a designated beneficiary, or if the designated beneficiary and any designated contingent beneficiary predecease the Participant, the beneficiary shall be the Participant's surviving spouse, or if the Participant has no surviving spouse, the Participant's estate.

      f. Governing Law. The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia.

      g. A Participant must be employed in the same position on December 31 to be eligible for payment of an Award, except as described below in i.

      h. A Participant will not receive an Award if for any reason he or she is in a position on December 31 that is not eligible for an Award or if you are not actively employed on the date that the Award is paid.

      i. Actions May Prohibit Bonus. A Participant will not receive any bonus if he or she shall falsify documents, violate Company policy or know of such actions by employees under his or her direction without taking corrective actions.

      j. Bonuses Outside the Plan. The Compensation Committee reserves the right to reward performance in situations by awarding a Participant an award outside the terms of this Plan.

      k. Adjustment or modification of performance goals. The Committee, in its discretion may adjust or modify the calculation of Performance Goals in the event of, in recognition of, or in anticipation of, any unanticipated, unusual nonrecurring or extraordinary corporate item, transaction, event, or development, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.


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      This RPC, Inc. Performance-Based Incentive Cash Compensation Plan has been executed on behalf of the Company as of the 31st day of March, 2006.

                                      RPC, Inc.

                                      By:  /s/ Richard A. Hubbell
                                           -------------------------------------
                                           President and Chief Executive Officer

Attest:

/s/ Linda H. Graham
-----------------------------
Secretary

[Corporate Seal]


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